Exhibit 3.3

VERIZON COMMUNICATIONS INC.

CERTIFICATE OF AMENDMENT

TO RESTATED CERTIFICATE OF INCORPORATION

Verizon Communications Inc. (the “Corporation”), a corporation organized on October 7, 1983 as Bell Atlantic Corporation, and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held on September 2, 2013, resolutions were duly adopted approving a proposed amendment to the Restated Certificate of Incorporation (the “Certificate Amendment”) of the Corporation and recommending that the proposed Certificate Amendment be approved by the stockholders of the Corporation. The Certificate Amendment is attached hereto as Exhibit A.

SECOND: That, thereafter, pursuant to the resolutions of the Corporation’s Board of Directors, a meeting of the stockholders of the Corporation was duly called and held on [—], 2014 upon notice in accordance with Section 222 of the DGCL, at which meeting a majority of the outstanding stock entitled to vote thereon was voted in favor of the Certificate Amendment as proposed by the Corporation’s Board of Directors.

THIRD: That said Certificate Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by William L. Horton, Jr., its Senior Vice President, Deputy General Counsel and Corporate Secretary,     this day of             , 2014.

VERIZON COMMUNICATIONS INC.

By:
Name:	William L. Horton, Jr.
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

[Signature Page to Certificate of Amendment]

EXHIBIT A

Article 4.A of the Restated Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read in full as provided in the following indented paragraph:

A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 6,500,000,000 shares, of which 6,250,000,000 shares are Common Stock, $0.10 par value per share, and 250,000,000 shares are Series Preferred Stock, $0.10 par value.